Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Fidelity Salem Street Trust of our reports dated October 13, 2025, relating to the financial statements and financial highlights of Fidelity Series Government Money Market Fund and Fidelity U.S. Bond Index Fund; of our reports dated October 15, 2025, relating to the financial statements and financial highlights of Fidelity Flex U.S. Bond Index Fund, Fidelity Series Bond Index Fund, and Fidelity Series Investment Grade Bond Fund; of our reports dated October 16, 2025, relating to the financial statements and financial highlights of Fidelity Corporate Bond Fund and Fidelity Series Short-Term Credit Fund, which appear in Fidelity Salem Street Trust’s Certified Shareholder Report on Form N-CSR for the year ended August 31, 2025. We also consent to the references to us under the headings: “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
October 22, 2025